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                                                                      EXHIBIT 21

PARENTS AND SUBSIDIARIES

                 AMERICAN STANDARD INC. (DELAWARE) - REGISTRANT

                                                                         Subsid-
                                                                         iaries*

U.S. SUBSIDIARIES:

         The American Chinaware Company (Delaware)
         American Standard Credit Inc. (Delaware)
         American Standard International Inc. (Delaware)
         American Standard Medical Systems, Inc. (Delaware)
              DiaSorin International Inc. (Delaware)
              INCSTAR Corporation (Minnesota)
         Amstan Trucking Inc. (Delaware)
         A-S Energy, Inc. (Texas)
         A-S Thai Holdings Ltd. (Delaware)
         It Holdings Inc. (Delaware)
         Standard Compressors Inc. (Delaware)
         Standard Sanitary Manufacturing Company (Delaware)
         The Trane Company (Delaware)
         Trane Export, Inc. (Delaware)
         WABCO Automotive Control Systems Inc. (Delaware)
         WABCO Company (Pennsylvania)
         World Standard Ltd. (Delaware)
     (American Standard Inc., American Standard International Inc.,
        WABCO Company and Standard Sanitary Manufacturing Company - Immediate
          Parents)
         Wabco Standard Trane Holdings Inc. (Delaware)

     FOREIGN SUBSIDIARIES:

         Air Conditioning Products

              (Wabco Standard French Holdings SNC - Immediate Parent)
                 Societe Trane (France)

              (The Trane Company - Immediate Parent)
                  Trane S.A. (Switzerland)

              (American Standard (U.K.) Limited - Immediate Parent)
                  Trane Limited (U.K.)
                  Trane (United Kingdom) Limited
                  Trane (Scotland) Limited

         Transportation Products

              (WABCO Standard GmbH, Wabco Standard Trane Holdings Inc.,
                 and Ideal Standard S.p.A. - Immediate Parents)
                 WABCO Standard TRANE B.V. (Netherlands)
                    WABCO Austria G.m.b.H. (Austria)
                    WABCO Automotive AB (Sweden)
                    WABCO Automotive B.V. (Netherlands)
                    WABCO Belgium S.A.-N.V. (Belgium)
                    WABCO B.V. (Netherlands)

                    WABCO (Schweiz) AG (Switzerland)
                    WABCO Standard French Holdings SNC (France)
                       WABCO Westinghouse S.A. (France)
                          WABCO France SNC (France)


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PARENTS AND SUBSIDIARIES  -  (Continued)                                 Subsid-
                                                                         iaries*
         Transportation Products - (Continued)

              (Ideal Standard S.p.A. and Wabco Standard Trane Holdings
                Inc. - Immediate Parents)
                  American Standard (U.K.) Limited (England)
                   Clayton Dewandre Holdings Limited (England)
                   WABCO Automotive UK Limited (England)
                   The Bridge Foundry Company Limited (England)

              (Ideal Standard S.p.A.- Immediate Parent)
                 WABCO Automotive Italia S.p.A. (Italy)

              (WABCO Standard Trane Holdings Inc., American Standard
               International Inc.,
                Standard Sanitary Manufacturing Company - Immediate Parents)
                 WABCO-Standard GmbH (Germany)
                   WABCO GmbH (Germany)
                  WABCO Perrot Bremsen GmbH (Germany)

         Building Products

              (American Standard Inc. and A-S Thai Holdings
                  Ltd. - Immediate Parents)
                    American Standard Sanitaryware (Thailand) Public Company
                       Limited (Thailand)

              (American Standard Inc. - Immediate Parent)
                 EBS Eczacibasi Banyo Kuvetleri Sanayi Ve Ticaret A.S. (Turkey) Egyptian American Sanitary Wares Co. S.A.E. (Egypt)
                 American Standard Philippine Holdings Inc. (Philippines) Sanitary Wares Manufacturing Corporation (Philippines)

              (Wabco Standard French Holdings SNC - Immediate Parent)
                 Ideal-Standard S.A. (France)

              (Wabco Standard Trane Inc. - Immediate Parent)
                 Ideal Standard Wabco Industria e Comercio Ltda. (Brazil) (a)

              (American Standard (U.K.) Limited - Immediate Parent)
                 Ideal-Standard Limited (England)

              (Wabco Standard Trane Holdings Inc. - Immediate Parent)
                 WABCO Standard Trane Inc. (Canada) (b)

              (Wabco Standard Trane Inc. and Wabco Standard
                 Trane B.V. - Immediate Parents)
                   Ideal-Standard, S.A. de C.V. (Mexico)

              (WABCO Standard Trane B.V. and Wabco Standard Trane
                Holdings Inc. - Immediate Parents)
                 Ideal Standard S.p.A. (Italy)
                   Ideal Standard  S.A. (Greece)
                   Sanistan B.V. (Netherlands)

              (Wabco Standard Trane Holdings Inc., American Standard
               International Inc. and
                Standard Sanitary Manufacturing Company - Immediate Parents)
                  WABCO-Standard GmbH (Germany)
                    Ideal-Standard GmbH (Germany)



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                    American Standard Korea, Inc. (Korea)

PARENTS AND SUBSIDIARIES - (Continued)

         Medical Systems

                  (WABCO Standard Trane B.V. and DiaSorin
                    International Inc. - Immediate Parents)
                     DiaSorin International B.V. (Netherlands)
                     Sorin Diagnostics Belgium (Belgium)
                     Sorin Diagnostics Deutschland GmbH (Germany)
                     Sorin Diagnostics Espana S.A. (Spain)
                     Sorin Diagnostics France (France)
                     Sorin Diagnostics S.r.l. (Italy)

         Miscellaneous

                     Standard Europe (EEIG)(France) (c)

         All of the companies listed above operate under their company names and use one or more of the trademarks listed under "Patents and Trademarks" of Item 1 of this annual report on Form 10-K.

         * The number shown under this heading indicates other subsidiaries, not listed by name herein, which are in the same line of business. The name of the immediate parent of such subsidiary or subsidiaries appears opposite the number.

(a) This subsidiary participates in Building Products and Transportation
Products.

(b) This subsidiary participates in Building Products and Air Conditioning Products.

(c) A European Economic Interest Grouping organized by certain French and Italian subsidiaries of the Company.

         There are omitted from the table a number of minor or inactive or name-saving subsidiaries, all of which together would not constitute a significant subsidiary.